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                                                            Lease - EXHIBIT 10.6

                          SALEM BANK AND TRUST, N.A.
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TELEPHONE (540) 387-0223           P. O. BOX 979           SALEM, VIRGINIA 24153



March 4, 1996


Mr. Grant Clatterbuck
Westwind Properties
P. 0. Box 21069
Roanoke, VA 24018-0534

RE:  Lease Renewal
     2103 Electric Road
     Roanoke, VA 24018

Dear Grant:

Pursuant to our telephone conversation this morning, I am pleased to inform you that we are going to exercise our option to renew our lease on the above captioned property for one (1) additional five (5) year term with the rent equal to $3,750.00 per month as outlined in Section 3 (B) of the lease executed March 11, 1991.

The new lease will begin May 1, 1996 and will expire on April 30, 2001.

If you are in agreement and the terms and dates described above are correct, please acknowledge and return one copy of this letter to me for our files.

Should you have any questions, please feel free to contact me.

Sincerely,


Gill R. Roseberry
Senior Vice President

Westwind Properties

By:_____________________________            Date:____________________

GRR/lbw
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                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT, executed this llth day of March, 1991, by and between OAK GROVE INCOME ASSOCIATES, a Virginia limited partnership ("Landlord"), and SALEM BANK & TRUST, N. A., a banking institution organized under the laws of the United States ("Tenant").


                                  WITNESSETH
                                  ----------

     THAT FOR AND IN CONSIDERATION of the rentals and covenants hereinafter recited, the Landlord agrees to lease unto the Tenant the following property, upon the terms and conditions hereinafter set forth:

     1. PREMISES: The approximately 1,862 sq. ft. building situate at 2103 Electric Road, Roanoke County, Virginia, with the right of ingress and egress thereto, with additional property sufficient for the Tenant to install and maintain two contiguous lanes at its drive-up window. The Tenant shall have the right, subject to the ordinances of Roanoke County, to so install and maintain two lanes at its drive-up window and shall further have the right to construct a canopy over the second drive-up lane upon the approval by the Landlord of the architectural plan, which approval will not be unreasonably withheld if conforming with the existing architecture. The Tenant shall further have the right to construct a canopy over the second drive-up lane upon the approval by the Landlord of the architectural plan, which approval will not be unreasonably withheld if conforming with the existing architecture. The Tenant shall further have the right and authority to operate an automatic teller machine either flush with the existing building or in either, or both, of the drive-up lanes.

     The canopy or any other improvements to the first and second drive-up lane shall become part of the Premises and shall not be removed by the Tenant at the expiration of the lease term. The automatic teller machine may be removed by the Tenant at the expiration of the lease term, however, the Tenant shall restore the Premises in accordance with the existing architecture and in the same condition as at the inception of this lease.

     Any improvements so constructed by the Tenant shall be subject to and meet all applicable building codes.

     2. TERM: The term of the lease shall be for an initial period of five (5) years with the option to the Tenant to renew the lease for two (2) additional five (5) year terms. The initial term shall begin as hereinafter provided.

     3    RENT:

          A. Tenant shall pay rent during the initial five year period in the sum of One Hundred Eighty Thousand Dollars($180,000.00) payable in equal monthly installments of Three Thousand Dollars ($3,000.00) each due and payable on the first day of each month during the lease term.

          B. Should the Bank exercise its option to renew for one (1) additional five (5) year term, the total rent for the term shall increase 25% (5% for each year of the initial term) or the percentage rise, during the initial lease term, in the Consumer Price Index for Urban Wage Earners and Clerical Workers published by the U. S. Department of Labor (1967 equals 100), whichever is greater. (For example: should the 25% increase be applicable, the monthly rental for each month during the renewal term would equal $3,750.00. Should the CPI increase 30% during the initial lease term, the monthly rental for each month during the renewal term would equal $3,900.00.)

          C. Should the Bank exercise its option to renew for a second additional five (5) year term, the total rental shall be determined as follows:

               1.   The parties agree to negotiate a fair market rental;

               2. Should the parties be unable to agree, as provided in Paragraph C(1) above, each party shall select a duly qualified appraiser to determine fair market rental. Should the rental appraisals vary 10% or less, the rent shall be established by an average of the two;

               3. Should the two rental appraisals vary more than 10%, the two appraisers shall select a third appraiser to determine fair market rental. The decision of the third appraiser shall be final, however, in no case will the final rental exceed or be lower than the two prior rental appraisals and in no case will the rental be less than the prior five (5) year term;

          D.   In the event Tenant fails to pay monthly rental within fifteen
(15) calendar days after the due date, Tenant shall promptly pay Landlord a late fee of 5% of the monthly rent then due. Should the Tenant fail to pay said late fee and rent, the Landlord shall be entitled to all relief, including attorney's fees, as is provided in Paragraph 22 herein.

     4. PERSONAL PROPERTY: The Landlord further leases unto the Tenant, as part of this lease, the vault door, front and back teller counter fixtures, cameras, drive-up window and deal drawer, night deposit and chest. Tenant shall keep and maintain said personal property in operating condition at its expense. Upon expiration of the lease term, Tenant shall deliver to Landlord all keys, operating manuals, documents, and combinations relating to the aforesaid items of personal property, so that Landlord may operate said items in working order. If the aforesaid items are not in working order, they will be repaired at the Tenant's expense.

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     5.   USE OF PREMISES: The Premises shall be used and occupied for the purpose of a branch bank and for no other purpose. Tenant shall, at its own risk and expense, keep in force all governmental licenses and permits necessary for such use.

     6. QUIET ENJOYMENT: Tenant, upon payment of the rents herein reserved, and performance of all of the terms, conditions and covenants herein contained, shall have, hold, and enjoy the Premises during the full term of this lease, subject and subordinate to all of the terms, covenants and conditions of this lease.

     7. COVENANTS OF LANDLORD: Landlord covenants with Tenant that (i) Landlord is a limited partnership created and operated in accordance with Virginia law and has the right to lease the Premises in the manner aforesaid, and (ii) Landlord presently owns the Premises in fee simple and has marketable title thereto. Tenant accepts this lease subject and subordinate to the present state of title of the leased Premises and to any lien now or hereinafter existing upon the leased Premises and to any renewal, extension or modification thereof.

     8. SUBORDINATION: Tenant agrees and acknowledges that this lease is and shall be subject and subordinate at all times to any and all mortgages and deeds of trust currently and hereafter placed upon the Premises, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof; provided, however, that so long as Tenant is not in default hereunder, Tenant's rights and privileges under this lease shall continue in full force and effect and Tenant's occupancy shall not be disturbed, nor shall the leasehold estate granted by this lease be materially, adversely affected, during the term of this lease or during any extension thereof, except in accordance with the terms of this lease. It is the intention of the parties that this provision shall be self-operative and that no further instrument shall be required to effect the subordination of this lease.

     Tenant agrees at any time and from time to time within ten (10) days after notice to execute, acknowledge, and deliver to Landlord a statement, in writing, and in form and substance acceptable to Landlord, certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the lease is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges have been paid in advance, if any, and whether or not there exists any default in the performance of any term, condition or covenant of this lease and, if so, specifying each such default, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by Landlord and by any mortgagees, prospective purchasers or prospective mortgagees of Landlord's interest in all or any part of the property on which the Premises is located. The failure of Tenant to provide such estoppel certificates or other letters, as may be required, within ten (10) days after notice by Landlord shall constitute an Event of Default by Tenant and shall entitle Landlord to pursue any of the remedies for default set forth in this lease.

     9. DELIVERY OF POSSESSION: Possession of the Premises shall be delivered to Tenant at the commencement of the term as herein set forth.

     10. UTILITIES: Tenant shall pay for electricity, water and sewage that is metered to the Premises and for any other utility added in the future (example - natural gas).

     11. MAINTENANCE: Landlord shall maintain in good working order the outer shell of the leased building, including roof, brick, mortar, electrical systems, heating system, air conditioning and plumbing. The Tenant shall maintain the windows, floors, inside walls, ceiling, carpets, wall coverings, glass and doors. Janitorial services shall be provided by Tenant at its expense.

     Room temperature, in all areas of the leased building, shall not be lower than 66(degrees) Fahrenheit or higher than 77(degrees) Fahrenheit. If the Landlord is unable to maintain the foregoing temperature range for a reasonable period of time, it shall attempt to correct by installing vertical blinds. If the installation of vertical blinds fails to keep the room temperature within said temperature range, a small through-the-wall unit may be installed to correct the temperature in the area adversely affected. if the installation and use of this through-the-wall unit fails to maintain said temperature range, the Tenant shall require, and the Landlord shall provide, whatever is necessary to maintain temperature range as herein provided.

     Snow removal from the Tenant's drive-up lanes shall be the responsibility of the Tenant. The Tenant shall maintain, at its expense, the lawn and shrubbery on the Premises.

     12. COMPLIANCE WITH LAW: Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises whether material or incidental to said use and shall promptly comply with all changes in governmental laws, ordinances, regulations, orders and directives affecting the Premises. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any nuisance.

     13. ASSIGNMENT AND SUBLEASING: Tenant may not assign this lease or any interest herein or sublet the whole or any part of the Premises, or permit the same to be occupied by anyone other than Tenant, without in each instance having first obtained Landlord's prior written consent.

     14. REAL ESTATE TAXES: The Tenant shall pay to the Landlord 100% of the real estate taxes on the building and on that portion of the Landlord's real property on which the building is situate; along with 185 feet of property frontage on Electric Road and running 150 feet deep. The real estate taxes herein required to be paid by the Tenant to the Landlord shall be determined from the Roanoke County Real Estate Assessor's Office calculations and as billed by Landlord to Tenant. Said payments from the Tenant shall be due within ten
(10) days from the receipt of a bill from Landlord.

     15. PARKING: Tenant's patrons and personnel may utilize parking spaces within the Premises owned by the Landlord on a first come first serve basis.

     16.  INSURANCE:

          A. Tenant covenants and agrees that it will, at all times during the entire term of this lease, keep in full force and effect a policy of comprehensive public liability insurance issued by a reputable insurance company licensed to do business in the Commonwealth of Virginia with respect to Premises and the business conducted by Tenant thereon, in which there shall be a combined single limit of not less than ONE MILLION DOLLARS ($1,000,000.00).

          B. Tenant also covenants and agrees to maintain at its cost throughout the term of this lease, with respect to all of its personal property, tenant improvements and alterations, a policy of standard fire and extended coverage insurance including glass breakage coverage, to the extent of at least the full replacement value thereof.

          C. All insurance policies required to be carried by Tenant under this lease shall name, as additional insureds, Landlord or any other entity having an insurable interest or liability in or relating to the Premises (including any mortgagee of Landlord) . All insurance policies described or required by this paragraph shall provide that the insurance thereunder shall not be cancellable prior to thirty (30) days' written notice thereof to Landlord and the other additional insureds, if any. A certified copy of such policies and any renewals thereof or certificates of such insurance shall be delivered to Landlord prior to Tenant's taking possession of the Premises and any renewals of said policies shall be delivered to Landlord at least fifteen (15) days prior to the expiration of the policies or upon request of Landlord. Any such policies shall be primary and noncontributing with insurance carried by Landlord. All insurance to be maintained under this paragraph shall be in form and substance and with insurance companies acceptable to Landlord.

          D. Landlord covenants and agrees that it will at all times during the term of this lease obtain and keep in force insurance on the Premises and all improvements thereon, except as otherwise provided in Subparagraph B above, to the extent of at least the replacement cost of said building and improvements (excluding footings and foundations). Such policy shall contain coverage against loss, damage or destruction by fire and such other hazards as are commonly covered and protected against under policies of insurance known as extended coverage insurance as the same may exist from time to time according to the laws of the Commonwealth of Virginia and may contain a deductible clause not to exceed TWENTY-FIVE THOUSAND DOLLARS ($25,000.00).

          E. Landlord and Tenant do hereby waive all rights of recovery and causes of action which either has, or may have, or which may arise hereafter against the other, whether caused by negligence or otherwise, for any damage to the Premises, property or business caused by any of the perils covered by fire and extended coverage, building and contents, insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by the parties.

     17. SIGNAGE: The brick and electrical wiring to the existing free standing sign for the First Virginia Bank sign shall remain and may be utilized by the Tenant, but not the sign itself. The Tenant may install such signage as is equal to the existing First Virginia Bank signage and as allowed under the ordinances of Roanoke County. However, the signage shall not be greater than the equivalent of the existing First Virginia Bank signage without the prior written consent of the Landlord, which consent may be withheld at Landlord's sole discretion.

     18. FIRE AND CASUALTY DAMAGE: In the event the Premises are damaged or destroyed by fire or other cause, Tenant shall give immediate notice thereof to Landlord. The rights and obligations of Landlord and Tenant in the event of such casualty shall be as follows:

          A. If the Premises are totally destroyed by fire or other cause, or, in the judgment of Landlord, the Premises is so damaged that rebuilding or repairs cannot reasonably be completed within 120 working days after the date of written notification by Tenant to Landlord of the happening of the damage, Landlord or Tenant shall have the right to terminate this lease upon written notice to the other given within sixty (60) days after the date of such damage or destruction, and the rent and additional rent shall be abated for the unexpired portion of the lease, effective as of the date of such damage.

          B. If the Premises are damaged by fire or other cause such that, in the judgment of Landlord, rebuilding or repairs can be reasonably completed within 120 working days from the date of written notification by Tenant to Landlord of the happening of the damage, or if, pursuant to Paragraph 18A above, neither Landlord nor Tenant elects to terminate this lease upon the total destruction of the Premises, this lease shall not terminate, and Landlord shall proceed with reasonable diligence to rebuild or repair the building and the Premises to substantially the condition that existed immediately prior to such damage; provided, however, that the obligation of Landlord to repair such damage shall be limited to the footings, foundations, exterior walls, roof, and the interior improvements of the Premises originally installed by Landlord, but not including any construction, alterations or improvements installed by Tenant and provided further that if fifty percent (50%) or more of the Premises is damaged or destroyed, Landlord or Tenant shall have the option to terminate this lease rather than to rebuild or repair the Premises, in which event the rent and additional rent shall be abated for the unexpired portion of the lease, effective as of the date of such damage. If there should be a substantial interference with Tenant's use of the Premises as a result of such damage or destruction such that Tenant cannot conduct its business in the Premises, then the rent shall abate for such time as Tenant is unable to use the Premises, provided, further, that such damage or destruction was not caused by the negligence of Tenant, its agents, employees, contractors or invitees.

     19.  CONDEMNATION:

          A. If the Premises, and/or any of the two drive-up lanes, are rendered unusable by the taking of any lawful authority under the power of eminent domain, this lease may be terminated at the sole option of the Tenant. The Tenant shall notify the Landlord within thirty (30) days after any such taking by any lawful authority and any such
                                                                   ---
termination herein by the Tenant shall be within ninety (90) days of the taking.

          B. If the Tenant chooses not to terminate this lease, all of the provisions herein shall remain in full force and effect with respect to the portion of the Premises remaining after such taking, except that the rent shall be reduced for the balance of the term, on a pro-rata basis, to the extent the Premises has been diminished in quantity and usefulness to the Tenant.

          C. In any event, the Tenant shall be entitled to participate in any and all awards for such taking to the extent of any loss, by the Tenant, of any improvements installed by the Tenant and situate on the Premises at the time of such taking.

     20. INDEMNIFICATION BY TENANT: Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorney's fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any occurrence,, injury to or
                                              ---
death of persons (including workmen) or loss of or damage to property occurring on or about the Premises, (b) any use, non-use or condition of the Premises, (c) any failure on the part of Tenant to perform or comply with any of the terms of this lease, or (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord's request, will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant. The obligations of Tenant under this paragraph arising by reason of any such occurrence having taken place during the term of this lease shall survive any expiration or termination of this lease.

     21. LANDLORD'S RIGHT OF ENTRY: Landlord and its authorized agents or designees shall have the right to enter the Premises at any reasonable time for the following purposes: (a) inspecting the general condition and state of repair of the Premises; (b) the making of repairs required by Landlord; (c) showing of the Premises, within the last one hundred eighty (180) days of the term of this Agreement, to any prospective Tenant; or (d) the showing of the building for any other legal or reasonable purpose. During the last one hundred and eighty (180) days of the term of this lease, Landlord and its authorized agents shall have the right to erect on or about the Premises a sign advertising the property for lease or for sale. The foregoing notwithstanding, Landlord and its agents and designees, shall also have the right to enter the Premises at any time there is an emergency in the Premises.

     The Landlord shall have the right to show the Premises to any prospective Purchaser at any reasonable time.

     22. DEFAULT BY TENANT: Each of the following events shall be deemed to be an "Event of Default" by Tenant under this lease:

          A. Tenant's failure to pay any installment of the rent on the date the same is due if such failure shall continue for a period of twenty (20) calendar days.

          B. Tenant's failure to comply with any term, provision or covenant of this lease, other than the payment of rent, if such failure shall continue for more than thirty (30) days after notice thereof to Tenant.

     Upon the occurrence of either of such events of default, Landlord shall have the right at Landlord's election to pursue, in addition to and cumulative of any other rights Landlord may have, at law or in equity, any one or more of the following remedies without any notice or demand whatsoever:

               1. Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord, may, without prejudice to any other remedy that it may have for possession or arrearages in rent or additional rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or y claim of damages therefor; and Tenant agrees to pay to Landlord
               -
on demand the amount of all loss and damage that Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

               2. Without terminating this lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor; and relet the Premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. Any improvements to the real estate shall remain the property of the Landlord.

               3. In case of re-entry, repossession or termination of this lease, whether or not the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to other accrued liabilities), to the extent legally permissible, for the rent, additional rent and all other charges provided for herein until the date this lease would have expired had such termination, re-entry or repossession not occurred.

     All the rights and remedies herein given to the Landlord for the recovery of the Premises because of the default by the Tenant in the payment of any stuns that may be payable pursuant to the terms of this lease, or upon the breach of any of the terms hereof, or the rights to re-enter and take possession of the Premises upon the happening of any of the defaults or breaches of any such covenants, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are hereby reserved and conferred upon the Landlord as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

     In the event that the Landlord should bring suit for possession of the premises, for the recovery of any sum due under or because of the breach of any covenant of this lease, or for any other relief against Tenant, or should Tenant bring any action for any relief against Landlord arising out of this lease, and Landlord should prevail in any such suit, Tenant shall pay to the Landlord all reasonable attorney's fees, which shall be deemed to have accrued on the date such action is instituted and shall be enforceable even though such action is not prosecuted to judgment.

               4. Upon termination and/or default, the ownership of all fixed leasehold improvements of the Tenant shall revert to the Landlord.

     23. NOTICES: All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations under this lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO TENANT:

          Clark Owen, Jr.
          Salem Bank & Trust, N. A.
          P.0. Box 979
          Salem, Virginia 24153

          IF TO LANDLORD:

          Oak Grove Income Associates
          c/o Westwind Properties
          P.0. Box 1138
          Roanoke, Virginia 24006


and to such other place as Landlord may from time to time designate by notice to Tenant. Notice sent in compliance with this paragraph shall be deemed given on the third (3rd) day next succeeding the day on which it is sent.
                                        ---

     24. GOVERNING LAW: This lease shall be construed and governed by the applicable laws of the Commonwealth of Virginia.

     25.  MISCELLANEOUS PROVISIONS:

          A. Whenever the singular number is used in this lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm, or association. If there be more than one tenant, the obligations imposed under this lease upon Tenant shall be joint and several.

          B. The marginal headings or titles to the paragraphs of this lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part of this lease.

          C. This instrument contains all of the agreements and conditions made between the parties to this lease and may not be modified orally or in any other manner than by an agreement in writing signed by all the parties to this lease, or their respective successors in interest.

          D.   Time is of the essence of each term and provision of this lease.

          E. The terms and provisions of this lease shall be binding upon and inure to the benefit of the executors, administrators, successors and assigns of Landlord and Tenant.

          F. If any provision of this lease shall at any time be deemed to be invalid or illegal by the entry of a final judgment from a court of competent jurisdiction, which judgment is not subject to appeal, then, in that event, this lease shall continue in full force and effect with respect to the remaining provisions of the lease as if the invalidated provision had not been contained herein.

          G. This lease shall not be recorded, but a memorandum of lease describing the property herein demised, giving the term of this lease and renewal rights, if any, and referring to this lease may be recorded by either party at the sole expense of the party so recording such memorandum of lease.

          H. This lease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     26. INCEPTION OF LEASE TERM: It is the understanding of the parties hereto that First Virginia Bank will be vacating the Premises on or about March 18, 1991. Thereafter, would follow a sixty (60) day "cooling-off" period during which term First Virginia Bank would be solely responsible for the rent. However, the Tenant would be allowed to enter and inspect the Premises during this sixty (60) day "cooling-off" period and, in the last thirty (30) days of this period, the Tenant could perform work and alterations on the Premises. Accordingly, the inception date for the initial lease term would be May 18, 1991. Should Tenant perform work and alterations on the Premises during the last said thirty (30) days as aforesaid, the Tenant shall pay a rental to the Landlord of $1,500.00.

     The parties understand that First Virginia Bank might not vacate the Premises on or about March 18, 1991. If that be the case, the foregoing described schedule would be adjusted accordingly. However, in no event shall this lease term begin later than November 1, 1991. Should this lease term be delayed until after November 1, 1991, the Tenant, at its sole option, may terminate this lease.

     The Tenant shall set forth by written notice the actual inception date of this lease and shall deliver said notice to the Landlord by certified mail, return receipt requested. In the absence of the Tenant's notice as aforesaid, the Landlord shall notify the Tenant of the inception date of the lease upon Tenant's occupancy or renovation of the Premises.

     27. CONTINGENCY: This lease agreement is expressly contingent upon the Tenant obtaining approval, within ninety (90) days of the execution of this lease, from the office of the Comptroller of the Currency to open and operate a branch bank on the Premises. The Tenant shall, upon execution of this lease, immediately apply for such approval and shall vigorously pursue said approval. Should this approval not be obtained within ninety (90) days, Tenant will notify Landlord of the status of its application before the Office of the Comptroller of the Currency. This lease shall terminate if the Tenant cannot demonstrate to the satisfaction of the Landlord that approval will be granted before November 1, 1991.

     This lease agreement is subject to the acquisition by the Landlord of the items of personal property listed in Paragraph 4 herein from First Virginia Bank. Should Landlord be unable to acquire said personal property, this lease may be terminated at the option of the Tenant.

     28. HOLDING OVER: If the Tenant shall remain in possession of the Premises, or any part thereof, after the expiration of the term of this lease, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rental of double the monthly rent applicable during the last month of the term of the lease. Tenant shall also be subject to all of the conditions, provisions and obligations of this lease, insofar as the same are applicable to a month to month tenancy. Nothing contained herein shall constitute permission granted or inferred for Tenant to remain in possession beyond the exact termination date of this lease.

     IN WITNESS WHEREOF, the Landlord and Tenant have signed and sealed this lease as of the date and year above written:



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

                    LANDLORD: OAK GROVE INCOME ASSOCIATES,
                              a Virginia limited partnership


                              By________________________________________
                              Title_____________________________________


                    TENANT:   SALEM BANK & TRUST, N. A.
                              a banking institution organized under the laws of the United States

                              By________________________________________
                              Title_____________________________________

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